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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-106273 of Triarc Companies, Inc. on Form S-3 of our report dated March 27, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting), appearing in the Annual Report on Form 10-K of Triarc Companies, Inc. for the year ended December 29, 2002, and to the reference to us under the heading 'Independent Auditors' in the Prospectus, which is part of such Registration Statement.


/S/ DELOITTE & TOUCHE LLP


New York, New York
July 8, 2003